Exhibit 99.4
Town Hall with Landauer
Wes Pringle

LANDAUER®

FORTIVE

JOINING TOGE THER to deliver patient and staff safety solutions to healthcare providers around the world

OUR SHARED PURPOSE

FORTIVE

FORTIVE TODAY

Professional Instrumentation

Revenue	GM%	OP Margin
$2.9B	>50%	22%

Industrial Technologies

Revenue	GM%	OP Margin
$3.3B	>40%	20%

Field Solutions*	Product Realization*	Sensing Technologies	Transportation Technologies	Automation & Specialty	Franchise Distribution
FLUKE	Tektronix	Gems Sensors & Controls	GILBARCO VEEDER-ROOT	KOLLMORGEN	MATCO TOOLS
QUALITROL	Invetech	setra	ORPAK	THOMSON	AMMCO COATS
INDUSTRIAL SCIENTIFIC	PACIFIC SCIENTIFIC ENERGETIC MATERIALS COMPANY	ANDERSON-NEGELE	TELETRAC NAVMAN	Portescap	
			GLOBAL TRAFFIC TECHNOLOGIES	Jacobs Vehicle Systems	

All financial metrics based on Fortive 2016 annual results; Industrial Scientific Corporation and Orpak financial results are not reflected above
*Advanced Instrumentation & Solutions

Strong Brands, Leading Market Positions in Attractive Industrial Verticals

WHAT ’S NEXT?

Additional Information and Where to Find It:
This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Landauer, Inc. common stock described in this communication has not yet commenced. At the time the planned offer is commenced, an indirect, wholly-owned subsidiary of Fortive Corporation will file a tender offer statement on Schedule TO with the Securities and Exchange Commission and Landauer will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Landauer stockholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.